Exhibit 4.2.2

Annex No. 3 to contract No. P81044

Goods Claim Routine.

1. Composing a claim act.

1.1. In case the Buyer has any claims as per the quality and/or quantity of the Goods, the Buyer shall call a committee consisting of not less than 3 representatives of the Buyer appointed by the general manager, which shall draw up a Claim Act with mandatory indication of the following information:

• Company name and address;

• Claim Act number;

• Date and time;

• List of committee representatives with titles;

• Date of examination;

• Goods description;

• Production factory name;

• P-Order number (assigned by Tetra Pak and stated on the reel label);

• ID number (assigned by Tetra Pak and stated on the reel label in column “ID” or “Global ID”);

• Goods type;

• Date of Goods manufacture “Production Date” (if exists on label);

• Reel number or Parcel number;

• Date of arrival of the Goods to the Buyer;

• Packaging machine type (if Packaging Material used in production);

• Quantity of Goods not corresponding to contract;

• Description of inconsistencies;

• Signatures of all committee representatives.

A recommended sample of the Claim Act form is stated at the end of the present Annex.

1.2. The Claim Act shall be drawn up in not less than two originals, one of which shall be sent to the Seller.

2. Storage of material.

The material shall then be moved to a separate storage, placed on hold and stored according to the storage terms stipulated in the contract P81044.

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex No. 3 to contract No. P81044

3. Actions of the parties.

3.1. Buyer shall send the Claim Act and, in case of quality claim, material samples (not less than 4 meters of roll packaging material in the form of a roll, 20 samples of blank packaging material, in case of complains on stiffness the samples should be folded up by creasing lines as per package size; 20 samples of additional materials if it has defects) to the Seller to the following address: Moscow, ul. Vilgelma Pika, 8. Date of acceptance of the claim for consideration is to be the date of receipt of official claim by the Seller.

3.2. Customer Service Representative of the Seller will contact the Buyer within 48 (forty eight) hours once the claim is received to confirm the receipt of the claim.

3.3. Depending on the amount of material claimed/under delivered, the nature of the defect, the size of the order and the Buyer’s situation three different actions could be carried out:

3.3.1. If the nature of the defect and the impossibility of the Goods’ usage are evident to Tetra Pak specialist, the claim is accepted for consideration without sending Seller’s service engineer to the Buyer’s production site.

3.3.2. Urgent visit of Seller’s service engineer to the Buyer’s production site to investigate the claim.

In this case, the service engineer is sent to the site at the time convenient for both parties. In case mutual consent was not reached, the above mentioned period shall not exceed 3 (three) working days from the moment the claim is received.

3.3.3. Upon mutual agreement of the parties for the article 3.3.2., claim may be investigated at the next production site visit by the service engineer. In this case, the claim will be investigated at the next site visit within 2 (two) months from the date of receipt of the claim.

3.4. At the time of the visit, Seller’s service engineer investigates the possibility of using the Goods in the filling line.

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex No. 3 to contract No. P81044

3.4.1. If service engineer confirms that it is possible to use the Goods for production provided all adjustments made to the packaging machine are within the limits specified in the respective technical documentation supplied with the machine, the claim is rejected and the Buyer shall pay for the services rendered during the machine adjustment under current service contract.

3.4.2. If service engineer confirms that it is possible to use the Goods for production provided some of the adjustments made to the packaging machine are outside the limits specified in the respective technical documentation supplied with the machine, the claim is rejected but the services rendered during the machine adjustment shall be for the at the Seller’s expense.

3.4.3. If service engineer confirms that it is impossible to use the Goods for production after filling machine adjustments, the claim is rejected but the services rendered during the machine adjustment shall be for the at the Seller’s expense.

3.5. If service engineer has made adjustments to the packaging machine, the work report should list and detail the adjustments made. A copy of the report is returned to the Customer Service Representative.

3.6. Item 3.4 is not obligatory for application to quality claims referring to non-correspondence of the images place on the Goods to those agreed upon with the Buyer.

4. Claim decision.

4.1. Upon accepting the claim for consideration, Seller’s Customer Service Representative shall inform the Buyer about the decision taken regarding the material claim:

• within [*] weeks from the receipt of the Claim Act for TP Potok/Timashevsk/Lobnya factories;

• within [*] weeks from the receipt of the Claim Act for other TP factories.

4.2. In case there is no reply for the claim within period foreseen in the article 4.1, the claim is considered to be accepted by the Seller without any objections and should be satisfied in full.

4.3. In case the claim is accepted, the Seller should compensate the claimed/under delivered material in

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex No. 3 to contract No. P71028

accordance with the contract P71028 and to move the claimed material as per Buyer’s request in the following order:

•                  for Buyers’ plants situated within Moscow and Moscow region: in case full truck of claimed material is available or within [*] months from the date of the Buyer’s request, whatever happens first.

•                  for other WBD plants: in case full truck of claimed material is available or within [*] months from the date of the Buyer’s request, whatever happens first.

FOR AND ON BEHALF OF THE SELLER

Date: 01 March 2008 ________________________ /s/ (W. Muehling Commercial Operations Director)

FOR AND ON BEHALF OF THE BUYER

Date: 01 March 2008 ________________________ /s/ (Skorobogatov A. V. Purchasing Director)

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex No. 3 to contract No. P71028

Street name, Moscow, 192236, Russia

Tel. (095) 999-9999, fax (095) 999-9999

APPROVED

General Director

Company Name

2007

CLAIM ACT No. XX/2008

Date of preparation:                                             2008

Place of preparation: Company name, Street name, Moscow

Committee representatives: Head of Quality Control Person’s Name; Head of Raw Materials Warehouse Person’s Name; Deputy Chief Specialist Person’s Name;

Date of examination:                      2008

Materials: TBA Apple Juice 0.2 l

Supplier: Tetra Pak Ukraine

Labeling:

P-Order number (stated on the reel label): 00089109

ID number (stated on the reel label): 054148741

Packaging type: TBA/j

Date of manufacture:  5 November 2005

Reel 1: 020004                     Quantity: 7,159  (remainder)

Reel 2: 060003                     Quantity: 17,000

Date received:     05.11.2008

No. of way-bill: 83114729

Packing machine type:   TBA/19

Quantity:   24,159 pcs

Findings:

At production time an inspection revealed layer separation of the TBA packaging material (separation of laminate from the paper base).

Committee’s opinion:

The TBA “Apple Juice” 0.2 l packaging material, 24,159 pieces in total, should not be rejected for manufacture, as unfit for that purpose.

Enclosures:  samples of packaging material

Signatures of committee representatives:

This act has been prepared in 6 copies:

1	— accounting department;
2	— accounting department;
3	— raw materials warehouse;
4	— raw materials logistics department;
5	— quality control (laboratory);
6	— representative of Tetra Pak.

SELLER	BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission